Exhibit 99.1

Gregory J. Larson Chief Financial Officer 240.744.5120 Gee Lingberg Vice President 240.744.5275

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS STRONG OPERATING PERFORMANCE FOR THE SECOND QUARTER

BETHESDA, MD; August 2, 2013 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (“REIT”), today announced results of operations for the second quarter ended June 30, 2013. On an “As Adjusted” basis, as described herein, net income for the second quarter increased $58 million, or 92.1%, and Adjusted EBITDA increased $81 million, or 23.1%, when compared to 2012. The improvements in the Company’s results were driven by a 6.1% increase in comparable hotel RevPAR and strong margin growth for the second quarter.

As of January 1, 2013, the Company adopted calendar quarter reporting periods, compared to 2012 where the Company reported based on the fiscal quarters that had been used by Marriott International. Accordingly, the Company’s revenues, net income, Adjusted EBITDA, diluted earnings per share and NAREIT and Adjusted FFO per diluted share quarterly results for 2013 are not comparable to the historical quarterly results of 2012. To enable investors to evaluate its performance, the Company has presented 2012 RevPAR and certain historical results on a calendar quarter basis (the “2012 As Adjusted” results). The 2012 As Adjusted second quarter results include (i) an adjustment to add the operations from June 16, 2012 through June 30, 2012 and to exclude operations from March 24, 2012 through March 31, 2012 for the Company’s Marriott-managed hotels and (ii) an adjustment to add the operations for the full calendar month of June and exclude the March operations for its hotels managed by Ritz-Carlton, Hyatt, Starwood and other managers who report on a calendar basis, as the Company’s historical second quarter results included March, April and May operations for these properties. Accordingly, the following discussion of operating performance will include a comparison between the quarter and year-to-date ended June 30 for both years, which management believes is an important supplemental measure of the Company’s performance. For further discussion of the 2012 As Adjusted results, see the Notes to the Financial Information included in this release.

OPERATING RESULTS

(in millions, except per share and hotel statistics)

	Quarter ended
	June 30, 2013	As Adjusted June 30, 2012 (a)	% Change	As Reported June 15, 2012 (b)	% Change
Total owned hotel revenues	$1,407	$1,286	9.4%	$1,261	11.6%
Comparable hotel revenues (a)	1,310	1,233	6.3%	N/M	N/M
Comparable hotel RevPAR	162.69	153.39	6.1%	N/M	N/M
Net income	121	63	92.1%	83	45.8%
Adjusted EBITDA (a)	431	350	23.1%	348	23.9%

Diluted earnings per share	$.16	$.09	77.8%	$.11	45.5%
NAREIT FFO per diluted share (a)	.39	.31	25.8%	.32	21.9%
Adjusted FFO per diluted share (a)	.45	.33	36.4%	.34	32.4%

	Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012 (a)	% Change	As Reported June 15, 2012 (b)	% Change
Total owned hotel revenues	$2,633	$2,457	7.2%	$2,146	22.7%
Comparable hotel revenues (a)	2,463	2,356	4.5%	N/M	N/M
Comparable hotel RevPAR	152.51	144.34	5.7%	N/M	N/M
Net income	181	122	48.4%	83	N/M
Adjusted EBITDA (a)	714	607	17.6%	523	36.5%

Diluted earnings per share	$.24	$.16	50.0%	$.11	N/M
NAREIT FFO per diluted share (a)	.68	.55	23.6%	.47	44.7%
Adjusted FFO per diluted share (a)	.73	.57	28.1%	.49	49.0%

N/M=Not Meaningful

(a)	NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share (which excludes debt extinguishment costs and other expenses), Adjusted EBITDA (which is earnings before interest, taxes, depreciation, amortization and other items) and comparable hotel operating results (including comparable hotel revenues and comparable hotel adjusted operating profit margins) are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). In addition, the presentation of 2012 As Adjusted results, including total owned hotel revenues and net income, are also non-GAAP financial measures. See the Notes to Financial Information included in this press release on why the Company believes these supplemental measures are useful, reconciliations to the applicable GAAP measure and the limitations on their use and information on how the 2012 As Adjusted results were calculated.
(b)	Historical operating results for the second quarter 2012 as filed with the SEC on July 17, 2012.

The Company’s owned hotel revenues increased 9.4% for the second quarter and 7.2% for year-to-date 2013, compared to the 2012 As Adjusted results, due to the strong performance of its comparable properties, as well as incremental revenues of $31 million for the quarter and $52 million year-to-date from the Grand Hyatt Washington, which was acquired in July 2012.

The increase in comparable hotel RevPAR was primarily driven by improvements in average room rates, coupled with continued occupancy growth. For the second quarter and year-to-date 2013, average room rates improved 4.5% and 4.3%, respectively, when compared to the 2012 As Adjusted results, while occupancy improved 1.2 percentage points to 79.8% for the second quarter and 1.0 percentage point to 76.1% for the year-to-date. Revenues from comparable food and beverage increased 6.6% and 3.0% for the quarter and year-to-date, respectively. The increase was driven by improvements in banquet and audio-visual sales, which also led to increased profitability. The improvements in revenues led to strong margin growth as comparable hotel adjusted operating profit margins increased 180 basis points and 140 basis points for the second quarter and year-to-date 2013, respectively, compared to 2012 As Adjusted.

ACQUISITIONS

On May 31, 2013, the Company acquired the fee-simple interest in the 426-room Hyatt Place Waikiki Beach in Honolulu, Hawaii for $138.5 million. The hotel is located approximately one block from Waikiki Beach and is in close proximity to the Waikiki Aquarium, the Honolulu Zoo and the Kalakaua shopping/entertainment district. Kokua Hospitality will continue to manage the hotel subject to a franchise agreement with Hyatt.

DISPOSITIONS

On June 28, 2013, the Company sold The Ritz-Carlton, San Francisco, including the furniture, fixtures & equipment (“FF&E”) replacement fund, for a sales price of $161 million. The Company has recorded a deferred gain of approximately $25 million, $14 million of which the Company expects to recognize in the third quarter upon completion of certain post-closing conditions. The remainder of the deferred gain is subject to performance guarantees through which the Company has guaranteed certain annual net operating profit levels for the hotel through 2016, with a maximum payment of $4 million per year, not to exceed $11 million in total.

INVESTMENTS

•

REDEVELOPMENT AND RETURN ON INVESTMENT EXPENDITURES - The Company invested approximately $26 million and $47 million during the second quarter and year-to-date 2013, respectively, in redevelopment and return on investment (“ROI”) expenditures. These projects are designed to increase cash flow and improve profitability by capitalizing on changing market conditions and the favorable locations of the Company’s properties. Projects completed during the second quarter include the lobby and restaurant renovation at the Philadelphia Airport Marriott and the restaurant and bar renovation at the Hyatt Regency Reston. The Company expects ROI investments for 2013 of approximately $90 million to $100 million.

•

CAPITAL EXPENDITURES FOR RECENT ACQUISITIONS - In conjunction with the acquisition of a property, the Company prepares capital and operational improvement plans designed to maximize profitability and enhance the guest experience. The Company invested approximately $7 million and $22 million on these projects during the second quarter and year-to-date 2013, respectively. During the second quarter, the Company completed the renovation of all 1,625 guest rooms at the Manchester Grand Hyatt San Diego. The Company expects that acquisition expenditures will total approximately $35 million to $45 million for 2013.

•

RENEWAL AND REPLACEMENT EXPENDITURES - The Company invested approximately $76 million and $163 million in renewal and replacement expenditures during the second quarter and year-to-date 2013, respectively. These expenditures are designed to ensure that the high-quality standards of both the Company and its operators are maintained. During the quarter, major renewal and replacement projects completed include the renovation of 1,452 guestrooms, 47 suites and the concierge lounge at the San Francisco Marriott Marquis and the guestroom and lobby renovation at the San Diego Marriott Mission Valley. The Company expects that renewal and replacement expenditures for 2013 will total approximately $280 million to $300 million.

BALANCE SHEET

The Company has worked diligently to maintain a strong balance sheet with a low leverage level and balanced debt maturities. During the second quarter, as previously announced, the Company repaid or redeemed $846 million of debt with an average interest rate of 7.2%, which was funded through the issuance of $400 million of 3.75% Series D senior notes and available cash. Since January 1, 2012, the Company has reduced its total debt by $1 billion, decreased its weighted average interest rate to 5.0% and extended its weighted average debt maturities to 5.6 years. As a result of these financing transactions, on an annual pro forma basis, cash interest expense decreased to approximately $225 million. As of June 30, 2013, the Company has approximately $393 million of cash and $798 million of available capacity under its credit facility.

Also, during the quarter, the Company issued 4.8 million shares of common stock, at an average price of $18.31 per share, for net proceeds of approximately $87 million. These issuances were made in “at-the-market” offerings pursuant to Sales Agency Financing Agreements with BNY Mellon Capital Markets, LLC and Scotia Capital (USA) Inc. There is approximately $110 million of issuance capacity remaining under the current agreements.

EUROPEAN JOINT VENTURE

On June 20, 2013, the Company’s joint venture in Europe refinanced a mortgage loan secured by a portfolio of five properties located in Spain, Italy, the United Kingdom and Poland. The loan matures in 2016 and has a one year extension option subject to meeting certain conditions. The loan has a fixed and floating rate component with an initial, all-in interest rate of 4.5%. The joint venture also reduced the outstanding principal amount of the mortgage loan from €337 million to €242 million. The Company funded its portion of the principal reduction, as well as certain closing costs and other funding requirements, through a €37 million ($48 million) draw on its credit facility.

DIVIDEND

On July 15, 2013, the Company paid a regular quarterly cash dividend of $.11 per share on its common stock to stockholders of record on June 28, 2013. The amount of any future dividend is dependent on the Company’s taxable income and will be determined by the Company’s Board of Directors.

2013 OUTLOOK

The Company anticipates that for 2013:

•	Comparable hotel RevPAR will increase 5.5% to 6.25%;

•	Total owned hotel revenues under GAAP will increase 6.8% to 7.7%;

•	Total comparable hotel revenues will increase 4.3% to 5.1%;

•	Operating profit margins under GAAP will increase approximately 280 basis points to 310 basis points; and

•	Comparable hotel adjusted operating profit margins will increase approximately 100 basis points to 120 basis points.

Based upon these parameters, the Company estimates that its 2013 guidance is as follows:

•	earnings per diluted share should range from approximately $.34 to $.38;

•	net income should range from $265 million to $290 million;

•	NAREIT FFO per diluted share should range from approximately $1.24 to $1.27;

•	Adjusted FFO per diluted share should range from approximately $1.28 to $1.32; and

•	Adjusted EBITDA should be approximately $1,290 million to $1,315 million.

See the 2013 Forecast Schedules and the Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecasted results. Effective April 1, 2013, the Company modified its definition of Adjusted EBITDA to exclude gains or losses associated with litigation outside the ordinary course of business, which is consistent with the Company’s definition of Adjusted FFO. See the Notes to Financial Information for more information on this change.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 103 properties in the United States and 15 properties internationally totaling approximately 62,700 rooms. The Company also holds non-controlling interests in a joint venture in Europe that owns 19 hotels with approximately 6,100 rooms and a joint venture in Asia that owns one hotel in Australia and a minority interest in two hotels in India. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel® in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 2, 2013, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1.3% of the partnership interests in Host LP held by outside partners as of June 30, 2013, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Effective January 1, 2013, we report quarterly operating results on a calendar cycle, which is not comparable to the quarterly reporting method used in 2012. For additional information on the change in reporting periods, comparable hotel measures and non-GAAP financial measures which we believe is useful to investors, see the Notes to Financial Information included in this release.

PAGE NO.

2013 OPERATING RESULTS

Condensed Consolidated Balance Sheets June 30, 2013 (unaudited) and December 31, 2012	7

Condensed Consolidated Statements of Operations (unaudited) Quarter and Year-to-Date Ended June 30, 2013 and June 15, 2012	8

Earnings (Loss) per Common Share (unaudited) Quarter and Year-to-Date Ended June 30, 2013 and June 15, 2012	9

Hotel Operating Data
Comparable Hotel Operating Data (by Region and Property Type)	10
Hotel Operating Statistics for All Properties	11
Schedule of Comparable Hotel Results	12

Other Financial Data	15

Reconciliation of Net Income to EBITDA and Adjusted EBITDA	17

Reconciliation of Net Income to NAREIT and Adjusted Funds From Operations per Diluted Share	18

2013 FORECAST INFORMATION

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for 2013 Forecasts	19

Schedule of Comparable Hotel Adjusted Operating Profit Margin for 2013 Forecasts	20

Notes to Financial Information	21

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS

Property and equipment, net	$11,201	$11,588
Due from managers	130	80
Advances to and investments in affiliates	392	347
Deferred financing costs, net	46	53
Furniture, fixtures and equipment replacement fund	194	154
Other	274	319
Restricted cash	35	36
Cash and cash equivalents	393	417

Total assets	$12,665	$12,994

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY

Debt
Senior notes, including $363 million and $531 million, respectively, net of discount, of Exchangeable Senior Debentures	$3,210	$3,569
Credit facility, including the $500 million term loan	702	763
Mortgage debt	727	993
Other	85	86

Total debt	4,724	5,411
Accounts payable and accrued expenses	175	194
Other	384	372

Total liabilities	5,283	5,977

Non-controlling interests—Host Hotels & Resorts, L.P.	168	158

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized; 748.2 million shares and 724.6 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	8,400	8,040
Accumulated other comprehensive income (loss)	(12)	12
Deficit	(1,216)	(1,234)

Total equity of Host Hotels & Resorts, Inc. stockholders	7,179	6,825
Non-controlling interests—other consolidated partnerships	35	34

Total equity	7,214	6,859

Total liabilities, non-controlling interests and equity	$12,665	$12,994

(a)	Our condensed consolidated balance sheet as of June 30, 2013 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 30, 2013	June 15, 2012	June 30, 2013	June 15, 2012
Revenues
Rooms	$903	$798	$1,677	$1,346
Food and beverage	425	386	800	665
Other	79	77	156	135

Owned hotel revenues	1,407	1,261	2,633	2,146
Other revenues	13	65	30	124

Total revenues	1,420	1,326	2,663	2,270

Expenses
Rooms	230	206	448	364
Food and beverage	290	268	567	474
Other departmental and support expenses	322	306	634	545
Management fees	66	55	114	87
Other property-level expenses	93	140	189	263
Depreciation and amortization	174	153	349	301
Corporate and other expenses	37	21	63	43

Total operating costs and expenses	1,212	1,149	2,364	2,077

Operating profit	208	177	299	193
Interest income	1	3	2	7
Interest expense (b)	(103)	(94)	(179)	(180)
Net gains on property transactions and other	21	1	32	2
Gain (loss) on foreign currency transactions and derivatives	1	—	3	(1)
Equity in earnings of affiliates	6	5	4	3

Income before income taxes	134	92	161	24
Benefit (provision) for income taxes	(15)	(12)	(7)	1

Income from continuing operations	119	80	154	25
Income from discontinued operations, net of tax	2	3	27	58

Net income	121	83	181	83
Less: Net income attributable to non-controlling interests	(2)	(1)	(6)	(3)

Net income attributable to Host Inc.	$119	$82	$175	$80

Basic and diluted earnings per common share:
Continuing operations	$.16	$.11	$.20	$.03
Discontinued operations	—	—	.04	.08

Basic and diluted earnings per common share	$.16	$.11	$.24	$.11

(a)	Our condensed consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	Interest expense includes the following items:

	Quarter ended		Year-to-date ended
	June 30, 2013	June 15, 2012	June 30, 2013	June 15, 2012
Non-cash interest for exchangeable debentures	$4	$4	$7	$9
Debt extinguishment costs	33	14	33	14

Total	$37	$18	$40	$23

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 30, 2013	June 15, 2012	June 30, 2013	June 15, 2012
Net income	$121	$83	$181	$83
Less: Net income attributable to non-controlling interests	(2)	(1)	(6)	(3)

Net income attributable to Host Inc.	$119	$82	$175	$80

Diluted income attributable to Host Inc.	$119	$83	$175	$80

Basic weighted average common shares outstanding	745.2	718.1	736.8	712.8

Diluted weighted average common shares outstanding (a)	745.9	730.6	742.4	713.8

Basic and diluted earnings per common share	$.16	$.11	$.24	$.11

(a)	Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data (a)

	As of June 30, 2013		Quarter ended June 30, 2013			As Adjusted Quarter ended June 30, 2012
Region	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Pacific	26	16,548	$192.27	81.0%	$155.65	$181.13	79.2%	$143.53	8.4%
Mid-Atlantic	11	8,638	263.42	88.0	231.74	257.67	85.3	219.68	5.5
South Central	9	5,695	167.82	73.9	123.94	155.82	73.5	114.46	8.3
D.C. Metro	12	5,418	208.14	82.9	172.59	206.98	82.9	171.52	0.6
North Central	11	4,782	181.67	79.7	144.80	167.76	77.6	130.12	11.3
Florida	8	3,680	220.39	75.9	167.26	207.27	77.4	160.34	4.3
New England	6	3,672	210.17	84.6	177.73	208.21	83.6	174.07	2.1
Mountain	7	2,885	164.62	69.1	113.75	156.25	69.4	108.39	4.9
Atlanta	6	2,183	184.51	73.3	135.28	171.10	71.0	121.46	11.4
Asia-Pacific	6	1,255	150.60	80.0	120.42	141.45	75.3	106.57	13.0
Canada	3	1,219	186.61	71.4	133.19	178.69	69.2	123.71	7.7
Latin America	4	1,075	245.84	62.6	153.97	239.34	71.5	171.09	(10.0)

All Regions	109	57,050	203.79	79.8	162.69	194.96	78.7	153.39	6.1

	As of June 30, 2013		Year-to-date ended June 30, 2013			As Adjusted Year-to-date ended June 30, 2012
Region	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Pacific	26	16,548	$193.12	77.6%	$149.95	$184.61	77.5%	$143.04	4.8%
Mid-Atlantic	11	8,638	243.28	81.8	199.09	238.03	78.5	186.76	6.6
South Central	9	5,695	169.28	74.8	126.60	156.26	74.3	116.13	9.0
D.C. Metro	12	5,418	205.34	75.0	154.10	203.21	74.7	151.78	1.5
North Central	11	4,782	164.20	70.7	116.10	154.40	71.1	109.75	5.8
Florida	8	3,680	253.48	80.2	203.17	233.38	79.0	184.47	10.1
New England	6	3,672	188.97	74.5	140.85	187.02	71.1	132.95	5.9
Mountain	7	2,885	180.70	68.5	123.80	173.50	68.7	119.25	3.8
Atlanta	6	2,183	180.46	72.1	130.08	171.43	69.7	119.55	8.8
Asia-Pacific	6	1,255	157.26	81.9	128.73	150.20	78.7	118.15	9.0
Canada	3	1,219	182.55	67.9	123.87	175.99	65.6	115.37	7.4
Latin America	4	1,075	243.80	65.0	158.37	240.00	71.9	172.60	(8.2)

All Regions	109	57,050	200.42	76.1	152.51	192.13	75.1	144.34	5.7

	As of June 30, 2013		Quarter ended June 30, 2013			As Adjusted Quarter ended June 30, 2012
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Property Type
Urban	56	34,958	$218.83	82.1%	$179.74	$210.29	80.8%	$169.82	5.8%
Suburban	29	10,568	162.62	73.9	120.20	151.89	73.5	111.70	7.6
Resort/Conference	13	6,356	246.46	73.1	180.20	238.71	71.9	171.74	4.9
Airport	11	5,168	133.22	84.6	112.70	125.86	83.4	104.95	7.4

	109	57,050	203.79	79.8	162.69	194.96	78.7	153.39	6.1

	As of June 30, 2013		Year-to-date ended June 30, 2013			As Adjusted Year-to-date ended June 30, 2012
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Percent Change in RevPAR
Property Type
Urban	56	34,958	$208.72	77.2%	$161.19	$202.34	76.0%	$153.75	4.8%
Suburban	29	10,568	162.09	70.2	113.72	151.50	70.5	106.81	6.5
Resort/Conference	13	6,356	271.40	76.4	207.23	256.86	74.3	190.94	8.5
Airport	11	5,168	131.87	80.2	105.82	125.54	79.8	100.15	5.7

	109	57,050	200.42	76.1	152.51	192.13	75.1	144.34	5.7

(a)	See the Notes to Financial Information for a discussion of reporting periods and the calculation of comparable hotel operating statistics.

HOST HOTELS & RESORTS, INC.

Hotel Operating Statistics for All Properties (a)

	Quarter ended		Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012	June 30, 2013	As Adjusted June 30, 2012
Average room rate	$204.39	$191.94	$200.69	$189.40
Average occupancy	79.4%	77.7%	75.7%	74.4%
RevPAR	$162.20	$149.18	$151.87	$140.88

(a)	The operating statistics reflect all consolidated properties as of June 30, 2013 and June 30, 2012, respectively, and include the results of operations of properties sold or transferred during the year through the date of their disposition. See the Notes to Financial Information for a discussion of reporting periods.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012 (b)	June 30, 2013	As Adjusted June 30, 2012 (b)
Number of hotels	109	109	109	109
Number of rooms	57,050	57,050	57,050	57,050
Percent change in comparable hotel RevPAR	6.1%	—	5.7%	—
Operating profit margin (c)	14.6%	12.0%	11.2%	9.5%
Comparable hotel adjusted operating profit margin (c)	29.0%	27.2%	26.4%	25.0%
Comparable hotel revenues
Room	$845	$796	$1,575	$1,498
Food and beverage (d)	389	365	737	716
Other	76	72	151	142

Comparable hotel revenues (e)	1,310	1,233	2,463	2,356

Comparable hotel expenses
Room	214	205	417	399
Food and beverage (f)	267	260	524	515
Other	39	39	78	78
Management fees, ground rent and other costs	410	394	793	774

Comparable hotel expenses (g)	930	898	1,812	1,766

Comparable hotel adjusted operating profit	380	335	651	590
Non-comparable hotel results, net (h)	39	13	60	30
Earnings (loss) for hotels leased from HPT (i)	—	2	—	(2)
Depreciation and amortization	(174)	(166)	(349)	(325)
Corporate and other expenses (j)	(37)	(22)	(63)	(47)

Operating profit	$208	162	$299	246

Less: Estimated operating profit adjustments for the calendar periods (b)		15		(53)

Operating profit for the periods March 24, 2012 through June 15, 2012 and January 1, 2012 through June 15, 2012 (as reported)		$177		$193

(a)	See the Notes to Financial Information for discussion of non-GAAP measures, reporting periods and the calculation of comparable hotel results.
(b)	Comparable hotel results and statistics for June 30, 2012 are based on 2012 As Adjusted results. For the As Adjusted quarter ended June 30, 2012, adjustments for the calendar period reflect (i) estimated operations for the fifteen days from June 16, 2012 through June 30, 2012 less eight days from March 24, 2012 through March 31, 2012 for our Marriott-managed properties and (ii) for the remainder of the portfolio, the inclusion of the month of June 2012 results, which previously were reported in the third quarter 2012 results, and the exclusion of the March 2012 results. For the As Adjusted year-to-date ended June 30, 2012, adjustments for the calendar period reflect estimated operations for the fifteen days from June 16, 2012 through June 30, 2012 for our Marriott-managed properties and the month of June 2012 results for the remainder of the portfolio. See the Notes to Financial Information for further discussion and information on how the 2012 As Adjusted results were calculated.
(c)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statements of operations, or amounts As Adjusted. Comparable margins are calculated using amounts presented in the above table.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended		Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012 (b)	June 30, 2013	As Adjusted June 30, 2012 (b)
Food and beverage per the consolidated statements of operations:
For the periods March 24, 2012 through June 15, 2012 and January 1, 2012 through June 15, 2012 (as reported)		$386		$665
Food and beverage adjustment for the calendar period (b)		(2)		88

For the quarter and year-to-date ended	$425	384	$800	753
Non-comparable hotel food and beverage sales	(44)	(27)	(82)	(55)
Food and beverage sales for the property for which we record rental income	8	8	19	18

Comparable food and beverage sales	$389	$365	$737	$716

(e)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel revenues is as follows:

	Quarter ended		Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012 (b)	June 30, 2013	As Adjusted June 30, 2012 (b)
Revenues per the consolidated statements of operations:
For the periods March 24, 2012 through June 15, 2012 and January 1, 2012 through June 15, 2012 (as reported)		$1,326		$2,270
Revenue adjustment for the calendar period (b)		29		322

For the quarter and year-to-date ended	$1,420	1,355	$2,663	2,592
Non-comparable hotel revenues	(123)	(74)	(227)	(149)
Hotel revenues for which we record rental income, net	13	13	27	27
Revenues for hotels leased from HPT (i)	—	(61)	—	(114)

Comparable hotel revenues	$1,310	$1,233	$2,463	$2,356

(f)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended		Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012 (b)	June 30, 2013	As Adjusted June 30, 2012 (b)

Food and beverage expenses per the consolidated statements of operations:
For the periods March 24, 2012 through June 15, 2012 and January 1, 2012 through June 15, 2012 (as reported)		$268		$474
Food and beverage expenses adjustment for the calendar period (b)		5		66

For the quarter and year-to-date ended	$290	273	$567	540
Non-comparable hotel food and beverage expenses	(28)	(18)	(54)	(36)
Food and beverage expenses for the property for which we record rental income	5	5	11	11

Comparable food and beverage expenses	$267	$260	$524	$515

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results

(unaudited, in millions, except hotel statistics)

(g)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended		Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012 (b)	June 30, 2013	As Adjusted June 30, 2012 (b)
Operating costs and expenses per the consolidated statements of operations:
For the periods March 24, 2012 through June 15, 2012 and January 1, 2012 through June 15, 2012 (as reported)		$1,149		$2,077
Operating costs and expenses adjustment for the calendar period (b)		44		269

For the quarter and year-to-date ended	$1,212	1,193	$2,364	2,346
Non-comparable hotel expenses	(84)	(61)	(167)	(119)
Hotel expenses for which we record rental income	13	13	27	27
Expense for hotels leased from HPT (i)	—	(59)	—	(116)
Depreciation and amortization	(174)	(166)	(349)	(325)
Corporate and other expenses	(37)	(22)	(63)	(47)

Comparable hotel expenses	$930	$898	$1,812	$1,766

(h)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations, (ii) gains on property insurance settlements and (iii) the results of our office buildings.
(i)	The leases terminated on December 31, 2012.
(j)	For the quarter and year-to-date periods ended June 30, 2013, corporate expenses include a litigation loss of $8 million due to an adverse ruling related to our San Antonio ground lease.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

	June 30, 2013	December 31, 2012
Equity
Common shares outstanding	748.2	724.6
Common shares outstanding assuming conversion of non-controlling interest OP Units (a)	758.2	734.7
Preferred OP Units outstanding	.02	.02

Security pricing
Common (b)	$16.87	$15.67
3 1/4% Exchangeable Senior Debentures (c)	$—	$1,152.8
2 1/2% Exchangeable Senior Debentures (c)	$1,358.8	$1,309.2

Dividends declared per share for calendar year
Common	$.21	$.30

Debt

	Rate	Maturity date	June 30, 2013	December 31, 2012
Senior debt
Series Q (d)	6 3/4%	6/2016	$350	$550
Series T (e)	9%	5/2017	—	391
Series V	6%	11/2020	500	500
Series X	5 7/8%	6/2019	497	497
Series Z	6%	10/2021	300	300
Series B	5 1/4%	3/2022	350	350
Series C	4 3/4%	3/2023	450	450
Series D (e)	3 3/4%	10/2023	400	—
Exchangeable senior debentures	3 1/4%	4/2024	—	175
Exchangeable senior debentures (f)	2 1/2%	10/2029	363	356
Credit facility term loan	1.8%	7/2017	500	500
Credit facility revolver (g)	2.5%	11/2015	202	263

			3,912	4,332
Mortgage debt and other
Mortgage debt (non-recourse) (h)	3.3-8.5%	7/2013-11/2016	727	993
Other	7.0-7.8%	10/2014-12/2017	85	86

Total debt (i)(j)			$4,724	$5,411

Percentage of fixed rate debt			75.8%	78%
Weighted average interest rate			5.0%	5.4%
Weighted average debt maturity			5.6 years	5.1 years
Annualized pro forma cash interest expense based on current debt outstanding (k)			$225

(a)	Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At June 30, 2013 and December 31, 2012, there were 9.8 million and 9.9 million common OP Units, respectively, held by non-controlling interests.
(b)	Share prices are the closing price as reported by the New York Stock Exchange.
(c)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(d)	On June 3, 2013, we redeemed $200 million of the Series Q senior notes.
(e)	The net proceeds from the issuance of the Series D senior notes, together with available cash, were used to redeem, on May 15, 2013, the Series T senior notes.
(f)

At June 30, 2013, the principal balance outstanding of the 2 1/2% Exchangeable Senior Debentures due 2029 (the “2009 Debentures”) is $400 million. The discount related to these debentures is amortized through October 2015, the first date at which holders can require us to repurchase the 2009 Debentures for cash.

(g)	The interest rate shown is the weighted average rate of the outstanding credit facility at June 30, 2013.
(h)	On May 1, 2013, we repaid the 4.75% $246 million mortgage loan on the Orlando World Center Marriott with available cash.
(i)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of June 30, 2013, our non-controlling partners’ share of consolidated debt is $67 million and our share of debt in unconsolidated investments is $430 million.
(j)	Total debt as of June 30, 2013 and December 31, 2012 includes net discounts of $35 million and $48 million, respectively.

HOST HOTELS & RESORTS, INC.

Other Financial Data

(unaudited, in millions, except per share amounts)

(k)	Reflects annualized pro forma cash interest expense based on existing debt as of the balance sheet date. The following chart reconciles annualized pro forma cash interest expense to the forecast full year 2013 GAAP interest expense. See footnote (a) to the Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Shares for 2013 Forecasts for full year forecast assumptions.

December 31, 2013
Forecast GAAP interest expense	$305
Debt extinguishment costs	(33)
Interest expense for retired debt	(25)
Adjustment to annualize interest expense for debt incurred in 2013	3

Annualized pro forma interest expense based on current debt outstanding	250
Non-cash interest for exchangeable debentures	(15)
Amortization of deferred financing costs	(10)

Annualized pro forma cash interest expense based on current debt outstanding	$225

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA and Adjusted EBITDA (a)

(unaudited, in millions)

	Quarter ended			Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012 (a)	As Reported June 15, 2012	June 30, 2013	As Adjusted June 30, 2012 (a)	As Reported June 15, 2012
Net income (b)(e)	$121	$63	$83	$181	$122	$83
Interest expense	103	99	94	179	193	180
Depreciation and amortization	174	166	153	349	325	301
Income taxes	15	14	12	7	4	(1)
Discontinued operations (c)	1	6	6	7	12	11

EBITDA	414	348	348	723	656	574
Gain on dispositions (d)	—	—	—	(19)	(48)	(48)
Acquisition costs	1	—	—	1	—	—
Recognition of deferred gain on land condemnation (e)	—	—	—	(11)	—	—
Litigation loss (f)	8	—	—	8	—	—
Amortization of deferred gains	—	(1)	(1)	—	(2)	(2)
Equity investment adjustments:
Equity in earnings of affiliates	(6)	(4)	(5)	(4)	(5)	(3)
Pro rata Adjusted EBITDA of equity investments	18	11	10	26	16	12
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(4)	(4)	(4)	(10)	(10)	(10)

Adjusted EBITDA	$431	$350	$348	$714	$607	$523

(a)	See the Notes to Financial Information for discussion of non-GAAP measures, reporting periods and information on the calculation of As Adjusted quarterly results.
(b)	The difference of $(20) million in net income between the As Adjusted quarter ended June 30, 2012 and the as reported quarter ended June 15, 2012 includes estimated net income from June 16, 2012 through June 30, 2012 and excludes estimated net income from March 24, 2012 through March 31, 2012 for our Marriott-managed hotels, and includes the June 2012 operations, which previously were reported in the third quarter 2012 results, and excludes the March 2012 operations for the remainder of the portfolio. The difference of $39 million in net income between the As Adjusted year-to-date period ended June 30, 2012 and the as reported year-to-date period ended June 15, 2012 reflects estimated net income from June 16, 2012 through June 30, 2012 for our Marriott-managed hotels, and the June 2012 operations for the remainder of the portfolio.
(c)	Reflects the interest expense, depreciation and amortization and incomes taxes included in discontinued operations.
(d)	Reflects the gain recorded on the sale of one hotel in 2013 and 2012, respectively.
(e)	During the first quarter of 2013, we recognized a deferred gain of approximately $11 million related to the eminent domain claim by the State of Georgia for 2.9 acres of land at the Atlanta Marriott Perimeter Center for highway expansion, for which we received cash proceeds in 2007. We have included the gain in NAREIT FFO per diluted share, which is consistent with the treatment of gains recognized on the disposition of undepreciated assets. However, due to the significant passage of time since we received the proceeds, we have excluded the gain from its Adjusted FFO per diluted share and Adjusted EBITDA for the quarter.
(f)	Effective April 1, 2013, we modified the definition of Adjusted EBITDA to exclude gains or losses associated with litigation outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. See Notes to Financial Information for further discussion. On June 28, 2013, the Texas Supreme Court denied our Petition for Review on litigation related to the sale of land under the San Antonio Marriott Rivercenter in 2005. We have accrued $67 million related to this litigation, including $8 million in the second quarter, which we believe reflects substantially all of our obligation assuming we lose the appeal. We have $25 million in restricted cash that will be utilized to pay a portion of any judgment, assuming we lose the appeal. We are continuing to appeal this ruling.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to NAREIT and

Adjusted Funds From Operations per Diluted Share (a)

(unaudited, in millions, except per share amounts)

	Quarter ended			Year-to-date ended
	June 30, 2013	As Adjusted June 30, 2012 (a)	As Reported June 15, 2012	June 30, 2013	As Adjusted June 30, 2012 (a)	As Reported June 15, 2012
Net income (b)	$121	$63	$83	$181	$122	$83
Less: Net income attributable to non-controlling interests	(2)	(1)	(1)	(6)	(5)	(3)

Net income attributable to Host Inc.	119	62	82	175	117	80
Adjustments:
Gain on dispositions, net of taxes (c)	—	—	—	(19)	(48)	(48)
Amortization of deferred gains and other property transactions, net of taxes	—	(1)	(1)	—	(2)	(2)
Depreciation and amortization	174	171	158	350	336	311
Partnership adjustments	8	2	4	15	6	5
FFO of non-controlling interests of Host LP	(4)	(4)	(4)	(7)	(6)	(5)

NAREIT FFO	297	230	239	514	403	341
Adjustments to NAREIT FFO:
Loss on debt extinguishment	37	14	14	37	14	14
Acquisition costs (d)	1	—	1	1	1	1
Recognition of deferred gain on land condemnation (e)	—	—	—	(11)	—	—
Litigation loss (f)	8	—	—	8	—	—
Loss attributable to non-controlling interests	(1)	—	—	—	—	—

Adjusted FFO	$342	$244	$254	$549	$418	$356

For calculation on a per share basis:

Adjustments for dilutive securities (g):
Assuming conversion of Exchangeable Senior Debentures	$6	$8	$7	$13	$15	$14

Diluted NAREIT FFO	$303	$238	$246	$527	$418	$355

Diluted Adjusted FFO	$348	$252	$261	$562	$433	$370

Diluted weighted average shares outstanding-EPS	745.9	719.5	730.6	742.4	714.5	713.8
Assuming conversion of Exchangeable Senior Debentures	29.5	40.4	28.8	29.3	40.3	40.3

Diluted weighted average shares outstanding – NAREIT FFO and Adjusted FFO	775.4	759.9	759.4	771.7	754.8	754.1

NAREIT FFO per diluted share	$.39	$.31	$.32	$.68	$.55	$.47

Adjusted FFO per diluted share	$.45	$.33	$.34	$.73	$.57	$.49

(a)	See Notes to the Financial Information for discussion of non-GAAP measures, reporting periods and information on the calculation of As Adjusted quarterly results.
(b)	The difference of $(20) million in net income between the As Adjusted quarter ended June 30, 2012 and the as reported quarter ended June 15, 2012 includes estimated net income from June 16, 2012 through June 30, 2012 and excludes estimated net income from March 24, 2012 through March 31, 2012 for our Marriott-managed hotels, and includes the June 2012 operations, which previously were reported in the third quarter 2012 results and excludes the March 2012 operations for the remainder of the portfolio. The difference of $39 million in net income between the As Adjusted year-to-date period ended June 30, 2012 and the as reported year-to-date period ended June 15, 2012 reflects estimated net income from June 16, 2012 through June 30, 2012 for our Marriott-managed hotels, and the June 2012 operations for the remainder of the portfolio.
(c)	Reflects the gain recorded on the sale of one hotel in 2013 and 2012, respectively.
(d)	Includes approximately $1 million for the year-to-date ended June 30, 2012 As Adjusted and the quarter and year-to-date ended June 15, 2012 As Reported, related to our share of acquisition costs incurred by unconsolidated joint ventures.
(e)	The Company has excluded from Adjusted FFO the recognition of deferred gain on the land condemnation at the Atlanta Marriott Perimeter Center. Please see note (e) to the Reconciliation of Net Income to EBITDA and Adjusted EBITDA for further discussion.
(f)	See footnote (f) to the Reconciliation of Net Income to EBITDA and Adjusted EBITDA.
(g)	Earnings/loss per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

NAREIT and Adjusted Funds From Operations per Diluted Shares for 2013 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2013
	Low-end of range	High-end of range
Net income	$265	$290
Interest expense	305	305
Depreciation and amortization	699	699
Income taxes	20	20
Discontinued operations	7	7

EBITDA	1,296	1,321
Gain on dispositions	(33)	(33)
Acquisition costs	1	1
Recognition of deferred gain on land condemnation	(11)	(11)
Litigation loss	8	8
Equity investment adjustments:
Equity in earnings of affiliates	(4)	(4)
Pro rata Adjusted EBITDA of equity investments	51	51
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(18)	(18)

Adjusted EBITDA	$1,290	$1,315

	Full Year 2013
	Low-end of range	High-end of range
Net income	$265	$290
Less: Net income attributable to non-controlling interests	(8)	(9)

Net income attributable to Host Inc.	257	281
Adjustments:
Gain on dispositions	(33)	(33)
Depreciation and amortization	698	698
Partnership adjustments	27	28
FFO of non-controlling interests of Host LP	(12)	(12)

NAREIT FFO	937	962
Adjustments:
Loss on debt extinguishments	37	37
Acquisition costs	1	1
Recognition of deferred gain on land condemnation	(11)	(11)
Litigation loss	8	8

Adjusted FFO	972	997

Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	26	26

Diluted NAREIT FFO	963	988

Diluted Adjusted FFO	$998	$1,023

Weighted average diluted shares – EPS	747.6	747.6
Weighted average diluted shares – NAREIT and Adjusted FFO (b)	777.5	777.5
Earnings per diluted share	$.34	$.38
NAREIT FFO per diluted share	$1.24	$1.27
Adjusted FFO per diluted share	$1.28	$1.32

(a)	The forecasts were based on the below assumptions:

•	Comparable hotel RevPAR will increase 5.5% to 6.25% for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 100 basis points to 120 basis points for the low and high ends of the forecasted range, respectively.

•

Interest expense includes approximately $37 million related to debt extinguishments and $26 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.

•

We expect to spend approximately $125 million to $145 million on ROI/redevelopment and acquisition capital expenditures and approximately $280 million to $300 million on renewal and replacement expenditures.

•

Due to uncertainty related to the completion and timing of any potential acquisitions and dispositions, we have not adjusted the forecast for any use of proceeds, gains on sale, acquisition costs or adjusted the number of comparable properties. However, we have adjusted our GAAP income statement, Adjusted EBITDA, NAREIT FFO and Adjusted FFO for potential dispositions totaling approximately $100 million to $150 million. Additionally, we expect to spend approximately $50 million on new development projects in 2013.

For a discussion of additional items that may affect forecasted results, see the Notes to Financial Information.

(b)	The NAREIT and Adjusted FFO per diluted share include 29.9 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for 2013 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	2013
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	9.9%	10.2%
Comparable hotel adjusted operating profit margin (c)	25.3%	25.5%

Comparable hotel sales
Room	$3,094	$3,116
Food and beverage	1,352	1,365
Other	274	275

Comparable hotel sales (d)	4,720	4,756

Comparable hotel expenses
Rooms, food and beverage and other departmental costs	1,959	1,973
Management fees, ground rent and other costs	1,566	1,570

Comparable hotel expenses (e)	3,525	3,543

Comparable hotel adjusted operating profit	1,195	1,213
Non-comparable hotel results, net	131	134
Depreciation and amortization	(699)	(699)
Corporate and other expenses	(114)	(114)

Operating profit	$513	$534

(a)	Forecast comparable hotel results include 108 hotels that we have assumed will be classified as comparable as of December 31, 2013. See “Comparable Hotel Operating Statistics” in the Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2013. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2013 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecast revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	2013
	Low-end of range	High-end of range
Revenues	$5,199	$5,238
Non-comparable hotel revenues	(531)	(534)
Hotel revenues for which we record rental income, net	52	52

Comparable hotel sales	$4,720	$4,756

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	2013
	Low-end of range	High-end of range
Operating costs and expenses	$4,686	$4,704
Non-comparable hotel and other expenses	(400)	(400)
Hotel expenses for which we record rental income	52	52
Depreciation and amortization	(699)	(699)
Corporate and other expenses	(114)	(114)

Comparable hotel expenses	$3,525	$3,543

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

Effective January 1, 2013, we report quarterly operating results on a calendar cycle, which now is consistent with all of our hotel managers and the majority of companies in the lodging industry. Historically, our annual financial statements have been reported on a calendar basis and are unaffected by this change. However, our quarterly operating results have been reported based on a 52-53 week fiscal calendar used by Marriott International, Inc. (“Marriott”), the manager of approximately 50% of our properties. For 2013, Marriott converted to reporting results based on a 12-month calendar year. During 2012, Marriott used a fiscal year ending on the Friday closest to December 31 and reported twelve weeks of operations for the first three quarters and sixteen weeks for the fourth quarter of the year for its Marriott-managed hotels. Accordingly, our first three quarters of operations in 2012 ended on March 23, June 15 and September 7. In contrast, managers of our other hotels, such as Ritz-Carlton, Hyatt, and Starwood, reported results on a monthly basis. During 2012, we did not report the month of operations that ended after our fiscal quarter until the following quarter for those hotels using a monthly reporting period because these hotel managers did not make mid-month results available to us. Accordingly, the month of operations that ended after our fiscal quarter was included in our quarterly results of operations in the following quarter for those calendar reporting hotel managers. As a result, our 2012 quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December).

We will not restate the previously filed 2012 quarterly financial statements prepared in accordance with GAAP because certain property-level operating expenses for our Marriott-managed properties necessary to restate operations are unavailable on a daily basis. Because we rely on our operators for the hotel operating results used in our financial statements, the unavailability of this information on a calendar quarter basis for 2012 made restating our financial statements in accordance with GAAP unfeasible. Accordingly, the corresponding 2012 quarterly historical operating results are not comparable to our 2013 quarterly results.

However, to enable investors to better evaluate our performance over comparable periods, we have presented certain 2012 quarterly results and operating statistics on a calendar year basis of reporting, which we will refer to as “2012 As Adjusted” results. The financial information for the 2012 As Adjusted results presented herein was calculated based on our actual reported operating results for the quarter and year-to-date ended June 15, 2012, period adjusted as follows:

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Our 59 hotels operated by Marriott traditionally have reported operations on the basis of a 52-53 week fiscal calendar. For the second quarter, operations from March 24, 2012 through June 15, 2012 were included. Based on daily revenue information provided by Marriott, our 2012 second quarter As Reported results were adjusted to include $101 million of revenue for the 15 days from June 16, 2012 through June 30, 2012 (that previously were included in our results of operations for the third quarter 2012) and to exclude $60 million of revenues for the eight days from March 24, 2012 through March 31, 2012 to determine the 2012 As Adjusted second quarter revenues. Our 2012 As Adjusted year-to-date revenues have been adjusted to reflect the same 15 days of revenues from June 16, 2012 through June 30, 2012 noted above.

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Because Marriott is unable to provide us with operating expenses for our Marriott-operated hotels on a daily basis, we derived estimated expenses based on an internally developed allocation methodology based on historical expenses provided by Marriott consistent with its prior 52-53 week reporting calendar. Our 2012

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second quarter As Reported operating expenses were adjusted to include approximately $77 million of estimated expenses incurred from June 16, 2012 through June 30, 2012 and to exclude approximately $43 million of operating expenses for the period from March 24, 2012 through March 31, 2012 to determine the 2012 As Adjusted second quarter expenses. Our 2012 As Adjusted year-to-date expenses have also been adjusted to reflect the 15 days from June 16, 2012 through June 30, 2012.

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For our 57 hotels operated by managers other than Marriott (including those by Ritz-Carlton, Hyatt and Starwood) that traditionally have reported operations on a calendar month basis, our 2012 As Adjusted quarter results reflect $210 million of revenues and $154 million of operating expenses for these hotels for the full calendar month of June 2012 that previously were included in our results of operations for the third quarter 2012 and were reduced by $226 million of revenues and $163 million of operating expenses for these hotels for the full calendar month of March 2012. Our 2012 As adjusted year-to-date results have also been adjusted to reflect the full calendar month of June 2012 for these hotels.

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For all other income statement line items presented for the 2012 As Adjusted quarter and year-to-date periods ended June 30, 2012, including depreciation, interest income and expense and other corporate costs, as well as those used in the reconciliations for our non-GAAP measures, our As Adjusted results reflect such amounts for the full calendar quarter and year-to-date periods ended June 30, 2012, respectively, based on historical information.

COMPARABLE HOTEL OPERATING STATISTICS

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis.

Because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Westin Chicago River North in August of 2010. The hotel was not included in our comparable hotels until January 1, 2012. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 118 hotels that we owned on June 30, 2013, 109 have been classified as comparable hotels. The operating results of the following hotels that we owned as of June 30, 2013 are excluded from comparable hotel results for these periods:

•	Hyatt Place Waikiki Beach (acquired in May 2013);

•	Grand Hyatt Washington (acquired in July 2012);

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The Westin New York Grand Central (business interruption due to re-branding of the hotel and extensive renovations, which included renovation of 774 guest rooms, lobby, public and meeting spaces, fitness center, restaurant and bar);

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•	Two hotels in Christchurch, New Zealand (business interruption due to closure of the hotels following an earthquake in 2011 and the subsequent extensive renovations);

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Orlando World Center Marriott (business interruption due to extensive renovations, which include façade restoration, the shutdown of the main pool and a complete restoration and enhancement of the hotel, including new water slides and activity areas, new pool, dining facilities and the renovation of one tower of guestrooms, meeting space and restaurants);

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Atlanta Marriott Perimeter Center (business interruption due to extensive renovations, which included renovation of the guest rooms, lobby, bar and restaurant and the demolition of one tower of the hotel);

•	Chicago Marriott O’Hare (business interruption due to extensive renovations, which included renovating every aspect of the hotel and shutting down over 200 rooms); and

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Sheraton Indianapolis Hotel at Keystone Crossing (business interruption due to extensive renovations, which included the conversion of one tower of the hotel into apartments, reducing the room count, and the renovation of the remaining guest rooms, lobby, bar and meeting space).

The operating results of five hotels disposed of in 2013 and 2012 are not included in comparable hotel results for the periods presented herein.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

To facilitate comparison against a comparable period in 2012, we are presenting our above non-GAAP financial measures for the quarter and year-to-date ended June 30, 2013 and for the 2012 As Adjusted quarter and year-to-date periods. We also present Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share for our “as reported” quarter and year-to-date ended June 15, 2012. In addition, we present our Total Owned Hotel Revenue and Net Income for the 2012 As Adjusted quarter and year-to-date periods. Because the presentation of these line items on an “As Adjusted” basis is not in accordance with GAAP, they also constitute non-GAAP financial measures. We present these measures because we believe that doing so provides investors and management with useful supplemental information for evaluating the period-to-period performance of our hotels. These results are, however, based on estimates. Our internal allocation methodology used to develop these estimates is based on assumptions, some of which may be inaccurate. For this reason, while management believes presentation of these supplemental measures is beneficial, investors are cautioned from placing undue reliance on the 2012 As Adjusted results and should consider these results together with the presentation of GAAP revenues, net income and expenses.

NAREIT FFO AND NAREIT FFO PER DILUTED SHARE

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

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Notes to Financial Information

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

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Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

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Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of NAREIT and Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

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Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses based on the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect the market value of real estate assets as noted above.

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Notes to Financial Information

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Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges, which are based off of historical cost accounting values, are similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

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Litigation Gains and Losses – Effective April 1, 2013, we have excluded the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business, which is consistent with the definition of Adjusted FFO that we adopted effective January 1, 2011. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust EBITDA for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in the first quarter of 2013, management excluded the $11 million gain from the eminent domain claim for land adjacent to the Atlanta Marriott Perimeter Center for which we received the cash proceeds in 2007, but, pending the resolution of certain contingencies, was not recognized until 2013. Typically, gains from the disposition of non-depreciable property are included in the determination of Adjusted EBITDA.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

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Notes to Financial Information

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.